UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EAGLEROCK LAND, LLC

(Exact Name of Registrant as Specified in its Charter)

Texas	41-3142321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9655 Katy Freeway, Suite 375

Houston, Texas 77024

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares representing limited liability company interests	New York Stock Exchange and NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-295113

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A shares representing limited liability company interests (the “Class A Common Shares”) of EagleRock Land, LLC, a Texas limited liability company (the “Registrant”).

A description of the Class A Common Shares is set forth under the captions “Summary” and “Description of Shares” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-295113), initially filed with the U.S. Securities and Exchange Commission on April 16, 2026. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange or NYSE Texas, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLEROCK LAND, LLC

By:	/s/ Greg Pipkin Jr.
Name:	Greg Pipkin Jr.
Title:	Chief Executive Officer

Date: May 12, 2026

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